                                                              EXHIBIT 99.(B)(18)

--------------------------------------------------------------------------------
Presentation to

McDermott International

Materials Prepared for Discussion

February 1, 1999

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

Table of Contents
--------------------------------------------------------------------------------

      A. Situation Analysis

      B. Valuation of JRM

      C. Valuation of MII

      D. Financial Consequences

      E. Next Steps


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                                                                               2

--------------------------------------------------------------------------------

                               Situation Analysis

--------------------------------------------------------------------------------

Situation Analysis
--------------------------------------------------------------------------------
Current Ownership Structure

        [The omitted graphic shows the current ownership structure of JRM (32% Public/68% MII) and MII (100% Public), as detailed below]

                        -------------------------------
                                     Public
                        -------------------------------

                                      100%
                                 60.0 MM Shares
                        Market Value(a): $1,241 Million

                        -------------------------------
                                     Public
                        -------------------------------

                                      32%
                                 14.6 MM Shares
                          Market Value(b): $347 Million

                        -------------------------------
                                      MII
                        -------------------------------

                                      68%
                               30.4 MM Shares (c)
                         Market Value(b): $722 Million

                        -------------------------------
                                      JRM
                               45.0 MM Shares(c)
                        -------------------------------

---------------------------------------
(a) Based on MII closing stock price as of January 29, 1999 of $20.69.
(b) Based on JRM closing stock price as of January 29, 1999 of $23.75.
(c) Includes 5.7 million JRM common shares convertible from preferred shares.


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                                                                               4

Situation Analysis
--------------------------------------------------------------------------------
Impact of JRM Minority Interest

      o The public's interest in JRM was created at the time of the OPI merger

            o Assumed few synergistic benefits existed between the disparate business segments in Offshore, Government Operations and Power Generation

            o     Created "highlighting effect" with separately traded JRM stock

      o For reasons unforeseen at the time, the two separate securities have proven to be cumbersome

            o Small float in JRM discourages many potential institutional investors and equity research analysts

            o     MII's equity story is somewhat confusing given:
                  - The largest component of MII's market value is its majority ownership position in JRM
                  - MII's other two business segments are smaller and relatively less understood

      o The current MII/JRM ownership structure presents several impediments to McDermott in pursuing strategic actions

            o Eliminates JRM stock as an acquisition currency (dilutes MII's ownership and precludes pooling accounting)

            o Excess cash balances are unable to be moved freely between MII and JRM

            o McDermott is subject to stringent corporate governance issues regarding its majority interest in JRM


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                                                                               5

Situation Analysis
--------------------------------------------------------------------------------
MII and JRM Relative Price Performance, from 1/2/96 to Present

[The omitted line graph depicts the relative trading ranges based on the closing stock prices of MDR and JRM, the S&P 500 Index and a composite of comparable oil field service companies over the past several years.

                                 Indexed Prices
            --------------------------------------------------------
                                                          Oilfield
                                            S&P 500        Service
  Date          MDR            JRM           Index        Composite
--------    -----------    -----------    -----------    -----------
01/02/96       100.0          100.0          100.0          100.0
04/13/96        95.9          119.7          104.7          119.2
07/24/96        90.7          120.4          101.8          128.3
02/13/97        94.8          135.4          130.2          183.0
05/26/97       119.8          142.9          137.4          226.0
09/05/97       156.7          220.1          150.0          315.6
12/16/97       139.8          190.5          153.9          294.0
03/28/98       194.2          227.2          175.1          317.4
07/08/98       158.1          221.1          185.8          238.9
10/18/98       130.2          173.8          172.6          148.0
01/29/99        97.1          129.9          211.2          119.8]

                                           MDR        JRM       Index    S&P 500
                                         -------    -------    -------    ------

3 Years                                    7.7%      40.4%      25.6%     109.9%
2 Years                                   17.6%       3.2%     (37.7%)     69.5%
                                         -------    -------    -------    ------
1 Year                                   (34.1%)    (33.2%)    (56.4%)     33.4%
Six Months                               (18.7%)    (17.1%)    (36.0%)     16.9%
                                         -------    -------    -------    ------
Three Months                             (26.3%)    (28.1%)    (27.2%)     18.4%


---------------------------------------
(a) Oilfield Services Composite: BHI, HAL, SLB, WFT, BJS, RON, NOI, SII and VRC


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                                                                               6

Situation Analysis
--------------------------------------------------------------------------------
Comparison of Stock Prices to 52-Week Highs(a)

                 [Bar Graphic of the percentages listed below]

                                    Average
                                     42.7%

                    IHC Caland                     65.1%

                    Saipem                         54.5%

                    JRM                            50.1%

                    MDR                            45.0%

                    Dril-Quip                      43.2%

                    Oceaneering                    40.1%

                    Coflexip                       38.4%

                    Aker Maritime                  37.3%

                    DSND                           34.0%

                    Cooper Cameron                 32.9%

                    Stolt Comex                    29.0%

-------------------------------------
(a) Based on closing stock prices as of 1/29/99.


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                                                                               7

Situation Analysis
--------------------------------------------------------------------------------
Summary of Wall Street Earning Estimates

                                          MII Earning Estimates (a)                    JRM Earning Estimates (a)
                                   ---------------------------------------     ------------------------------------------
                                                                    Last                                          Last
       Firm                        FY 1999   FY 2000    FY 2001  Confirmed     FY 1999    FY 2000    FY 2001    Confirmed
----------------------             -------   -------    -------  ---------     -------    -------    -------    ---------
DLJ Securities                      $2.44     $1.75      $2.25      1/28        $2.44      $1.15      $1.75       1/28

Goldman Sachs                        2.25      2.05         --      1/28           --         --         --

Johnson Rice                         2.45      2.25*        --     12/29         2.47       1.00         --       1/28

Lazard Freres                        2.50      1.75         --      1/28         2.50       1.10         --       1/28

Prudential Securities                  --        --         --                   2.47       0.75         --       1/28

Salomon Smith Barney                 2.40      1.75       2.00      1/28         2.50       1.05       1.80       1/28

Schroders                              --        --                              2.45       1.11         --       1/28

-------------------------------------------------------------------------------------------------------------------------
Mean                                $2.41     $1.83      $2.13                  $2.47      $1.03      $1.78

Implied P/E (b)                      8.6x     11.3x       9.7x                   9.6x      23.1x      13.3x
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Management Projections              $2.42     $1.76      $2.28                  $2.51      $1.00      $1.27

Variance to Street                    0.0%     (4.0%)      7.0%                   1.6%      (2.9%)    (28.7%)

Implied P/E (b)                      8.6x     11.8x       9.1x                   9.5x      23.8x      18.7x
-------------------------------------------------------------------------------------------------------------------------

---------------------------------------
(a)   Source: First Call as of 1/29/99.
(b) Based on 1/29/99 closing stock price of $20.69 and $23.75 for MII and JRM, respectively.
*     Excluded from mean calculation.


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                                                                               8

Situation Analysis
--------------------------------------------------------------------------------
Comparative Shareholder Profile

--------------------------------------------------------------------------------
                                J. Ray McDermott
--------------------------------------------------------------------------------
                                                       Number         % of
                                                      of Shares      Primary
                                                      Held (mm)     Ownership
                                                   -------------- ------------
-------------------------------------
Top 15 Institutional Shareholders (a)
-------------------------------------
Wellington Management                                    2.17          5.5%
Prudential Ins.                                          1.37          3.5%
---------------
Lynch & Mayer                                            1.06          2.7%
-------------
Brahman Capital Corp.                                    1.04          2.6%
Barrow Hanley Mewhinne                                   0.63          1.6%
Wanger Asset Management                                  0.63          1.6%
Fidelity Management & Resources                          0.54          1.4%
-------------------------------
State Street                                             0.45          1.1%
------------
Newsouth Capital Management                              0.30          0.8%
California Public Employment Retirement                  0.28          0.7%
Duquesne Capital Management                              0.26          0.7%
---------------------------
Chase Manhattan                                          0.25          0.6%
Iridian Asset Management                                 0.23          0.6%
Capital Guardian Trust                                   0.21          0.5%
Kalmar Investments                                       0.19          0.5%
                                                   -------------- ------------
      Subtotal                                           9.61         24.4%

Other Institutional Holdings                             2.30          5.9%
                                                   -------------- ------------
      Total Institutional Holdings                      11.91         30.3%

--------------------------
Management & Directors (b)                               0.15          0.4%
--------------------------

--------------
Public/MII (d)                                          27.24         69.3%
--------------                                     -------------- ------------

------------------------------------
Total Primary Shares Outstanding (e)                    39.30        100.0%
------------------------------------               ============== ============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            McDermott International
--------------------------------------------------------------------------------
                                                       Number         % of
                                                      of Shares      Primary
                                                      Held (mm)     Ownership
                                                   -------------- ------------
-------------------------------------
Top 15 Institutional Shareholders (a)
-------------------------------------
Prudential Ins.                                          8.23         13.7%
---------------
Soros Fund Management                                    5.49          9.1%
Fidelity Management & Resources                          3.70          6.2%
-------------------------------
Lynch & Mayer                                            2.68          4.5%
-------------
ICM Asset Management                                     1.73          2.9%
Neuberger & Berman Management                            1.69          2.8%
Franklin Resources                                       1.68          2.8%
Barclays Bank                                            1.67          2.8%
Crabbe Huson Group                                       1.40          2.3%
Mass Mutual Life Ins.                                    1.20          2.0%
Aeltus Investment Management                             1.13          1.9%
State Street                                             1.10          1.8%
------------
Mellon Bank                                              1.02          1.7%
T Rowe Rice                                              0.83          1.4%
Duquesne Capital Management                              0.77          1.3%
---------------------------                        -------------- ------------
      Subtotal                                          34.32         57.2%

Other Institutional Holdings                            15.92         26.5%
                                                   -------------- ------------
      Total Institutional Holdings                      50.23         83.7%

-------------------------
Management & Directors(c)                                0.75          1.3%
-------------------------

------
Public                                                   9.02         15.0%
------                                             -------------- ------------

------------------------------------
Total Primary Shares Outstanding (e)                    60.00        100.0%
------------------------------------               ============== ============
--------------------------------------------------------------------------------

---------------------------------------
(a)   Source: CDA/Spectrum run for quarter ending December 31, 1998.
(b) Source: JRM Proxy Statement dated July 1, 1998; excludes shares subject to exercise of stock options and conversion of preferred stock.
(c) MII proxy statement dated July 6, 1998. Excludes shares subject to exercise of stock options.
(d)   MII is the beneficial owner of 24.7 million (63%) of JRM's primary shares.
(e)   Source: MII management.


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                                                                               9

Situation Analysis
--------------------------------------------------------------------------------
Discussion of Recombination

      o A recombination of MII and JRM would position the combined company as primarily an oilfield services company and be beneficial to both companies and their shareholders for a variety of reasons:

            o Creates a more attractive company for Wall Street, increasing both research coverage and liquidity for investors

            o Oilfield service companies, while currently out of favor on Wall Street, typically are traded at higher multiples than MII's other businesses, resulting in an increased valuation in the public markets over the long term

            o Potential for modest cost savings as the combined company would no longer require certain functions to run two distinct corporate entities

            o Combines two boards of directors into one, creating a more efficient organizational structure

            o     Creates one shareholder base

                  - Five institutional investors (Prudential, Fidelity, Lynch & Mayer, State Street and Duquesne) own 28% of MDR and 9% of JRM (28% of JRM public float)

      o In addition, recombining the two entities would enable MII to access the excess cash at JRM

            o Currently, JRM cannot dividend the cash to MII without a dividend to all public shareholders


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                                                                              10

Situation Analysis
--------------------------------------------------------------------------------
Summary of Hypothetical Acquisition of JRM Publicly-Traded Shares

      o Assuming an offer price of $27.31 per publicly-traded JRM share, MII would issue 19.3 million new shares valued at $399 million

            o The offer price represents a 15% premium to JRM's current share price of $23.75

            o The offer also represents a 19% premium to the one year average exchange ratio of 1.11x

            o JRM's public shareholders would own 24% of the combined company

            o Creates $183 million of new goodwill (non-deductible for tax purposes)

      o     The $27.31 offer price represents implied multiples of:

            o 21.5x and 15.3x FY2001 EPS estimates of $1.27 and $1.78, by Management and Wall Street, respectively

            o     13.7x JRM's "Normalized" EPS of $2.00

            o Including net cash of $455 million, the implied transaction multiple of Management's FY 1999 EBITDA of $170 million and "Normalized" EBITDA of $138 million is 4.6x and 5.6x, respectively

      o Assuming that goodwill is amortized over 15 years, the transaction is 16.8% and 16.1% dilutive to MII's FY 2000 and 2001 EPS, respectively

            o Increasing the goodwill amortization period to 30 years reduces dilution by approximately 4%

            o Increasing JRM's EPS estimates does not significantly reduce MII's pro forma EPS dilution since any increase in JRM earnings benefits MII's Standalone EPS through its 68% ownership of JRM


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                                                                              11

--------------------------------------------------------------------------------

                                Valuation of JRM

--------------------------------------------------------------------------------

Valuation of JRM
--------------------------------------------------------------------------------
Summary of Historical and Projected EBITDA Amounts (a)
(Dollars in Millions)

            [The omitted bar graphic shows EBITDA amounts per year]

$129.3  $132.1  $202.5  $169.5  $94.2   $102.6  $138.1  $175.2  $216.4

 1996    1997    1998    1999    2000    2001    2002    2003    2004

Average
'99-'04
$149.3

Average
'96-'01
$138.4

                           Fiscal Year Ended March 31,

---------------------------------------
(a) EBITDA includes equity and other income; excludes non-recurring items. Projections for FYE 1999-2001 provided by management, extrapolated by Merrill Lynch IBK thereafter.


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                                                                              13

Valuation of JRM
--------------------------------------------------------------------------------
Summary (a)
(Dollars in Millions, except Per Share Amounts)

[The omitted bar chart shows the values derived from the analyses described below to be as follows:

                                                           Low         High
    Valuation Parameter             Methodology           Value        Value
----------------------------    -------------------     ---------    ---------

52 Week High/Low Share Prices           --               $22.25        $47.38

Publicly Traded Comparable         10.0x - 13.0x          12.75         16.50
Company Trading Analysis --           FYE 2001
Management Case                     EPS of $1.27

Publicly Traded Comparable         10.0x - 13.0x          17.75         23.25
Company Trading Analysis --           FYE 2001
Street Case                         EPS of $1.78

Analysis of Premiums Paid In          15% - 25%           27.25         29.75
Minority "Squeeze Out"         Premium to Current Price
Transactions

Analysis of Comparable         7.0x - 9.2x "Normalized"   31.50         37.75
Acquisition Transactions        EBITDA of $138 million
                               10% - 12% Discount Rate]

Discounted Cash Flow Analysis  6.0x-8.0x "Adjusted"       24.75         30.25]
                               EBITDA of $149 million
                               10%-12% Discount Rate

               ------------------------------------------------------------------------------------------------
                5/11/98       10.0x - 13.0x          15% - 25%      7.0x - 9.0x      6.0x - 8.0x "Adjusted" (c)
Methodology                      FYE 2001           Premium to      "Normalized"             EBITDA of
               12/15/98    EPS of $1.27 (Mgmt)    Current Share      EBITDA (b)                 $149
                            and $1.78 (Street)        Price       of $138 million           10.0% - 12.0%
                                                                                            Discount Rate
               ------------------------------------------------------------------------------------------------

---------------------------------------
(a)   Assumes 45.0 million shares outstanding and net cash of $454.7 million.
(b) EBITDA (including equity and other income) normalized as average for FYE 1996-2001 (excluding non-recurring items) based on historical results and management projections.
(c) Adjusted EBITDA equals EBITDA (including equity and other income), normalized as average for projected FYE 1999-2004.


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                                                                              14

Valuation of JRM
--------------------------------------------------------------------------------
Comparable Company Trading Analysis
(Dollars in Millions)

                                                                                                                Market Value
                                                                           Market Value as                 as a Multiple of Cash
                                                                          Multiple of EPS (a)                  Flow/Share (b)
                                                                       ------------------------          -------------------------
                                      Market          Market           Calendar        Calendar          Calendar         Calendar
        Company                        Value      Capitalization         1999            2000              1999             2000
--------------------------          ---------     --------------       --------        --------          --------         --------
Aker Marine                             $485            $641              9.4x            N/A               N/A              N/A
Coflexip                               1,132           1,253             11.1             9.5x              6.0x             5.2x
Cooper Cameron                         1,240           1,746             12.6            11.0               7.0              6.7
Dril-Quip                                246             214             18.2            15.2              10.7              N/A
DSND                                     274             349              8.1             N/A               N/A              N/A
IHC Caland                               528             427             12.7             N/A               N/A              N/A
Oceaneering                              222             267              8.2             7.3               3.7              3.6
Saipem                                   762             762             11.3             N/A               N/A              N/A
Stolt Comex                              413             439              7.1             5.1               3.8              3.1

                                    ----------------------------------------------------------------------------------------------
                                      Average                            11.0x            9.6x              6.2x             4.7x
                                    ----------------------------------------------------------------------------------------------

  Research Estimates (c)
--------------------------
JRM                                   $1,069            $614             23.1x           13.3x              8.1x             6.2x
MII                                    1,241             958             11.3             9.7               6.1              N/A

 Management Estimates (c)
--------------------------
JRM                                   $1,069            $614             23.8x           18.7x             10.6x            10.2x
MII                                    1,241             958             11.8             9.1               6.2              5.6

---------------------------------------
(a)   IBES estimates as of January 29, 1999.
(b) Based on selected research reports; Cash Flow defined as net income plus depreciation and amortization.
(c) For JRM and MII, EPS and Cash Flow amounts for FYE 2000 and FYE 2001 have been used as proxies for calendar 1999 and 2000 multiple analysis, respectively.


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                     -----------------------------------------------------------

Valuation of JRM
--------------------------------------------------------------------------------
Analysis of Premiums Paid in Minority Interest Transactions

                                                                                                               Premium Paid
                                                                                                          (prior to announcement)
  Date                                                                           Ownership     Offer    ----------------------------
Announced    Target Name                       Acquiror Name                    Transaction    Value    1 day   1 week       1 month
------------------------------------------------------------------------------------------------------------------------------------
 12/7/98     Life Technologies Inc.            Dexter Corporation                  51.5%       $450.9    5.0%     5.4%        -0.3%
 6/29/98     Waste Management International    Waste Management Inc                80.0%        431.4   39.4%    33.7%        42.6%
 5/29/98     Meridian Technologies             Investor Group                      58.9%        103.1   22.2%    37.5%        41.0%
 5/26/98     CIPE France SA                    Tyco International Ltd              63.0%        413.5    0.4%     1.4%        16.0%
 5/25/98     Prime Resources Group Inc         Homestake Mining Co.                50.6%        306.0   57.5%    52.4%        50.0%
 5/21/98     PolyGram NV                       Universal Studios Inc               75.0%      2,547.0    2.7%     0.5%        30.1%
 4/30/98     Mycogen Corp                      Dow AgroSciences                    68.6%        322.0   41.8%    40.0%        53.4%
 4/16/98     NCR Japan Ltd                     NCR Corp                            70.0%        304.0   26.5%    36.4%        32.2%
  4/7/98     Starckjohann Oy                   Trelleborg AB                       54.0%        101.5    0.8%     3.3%         5.6%
 3/17/98     BET Holdings Inc.                 Investor Group                      56.0%        462.3    4.0%    14.3%        17.5%
  3/6/98     Credit General                    Kredietbank NV                      75.0%        141.1    4.2%     8.6%         9.9%
11/28/97     Vendome Luxury Group PLC          Richemont                           77.3%      1,729.0   25.8%    43.3%        39.6%
 9/18/97     Guaranty National Corp            Orion Capital Corp                  77.3%        117.2   10.8%    23.9%        26.6%
 6/26/97     Rhone-Poulenc Rorer Inc           Rhone-Poulenc SA                    60.8%      4,831.6   22.1%    22.8%        26.8%
  6/2/97     Acordia Inc                       Anthem Inc                          60.8%        193.2   12.7%    11.5%        26.5%
 5/14/97     Enron Global Power & Pipelines    Enron Corp                          50.6%        428.0   11.8%    13.7%        20.8%
 2/20/97     NHP Inc                           Apartment Investment & Mgmt Co      53.4%        114.5   28.2%    25.2%        19.5%
 1/21/97     Mafco Consolidated Grp            Mafco Holdings Inc                  85.0%        116.8   60.4%    60.4%        68.9%
 1/13/97     Zurich Reinsurance Centre         Zurich Versicherungs GmbH           66.0%        319.0   28.5%    30.0%        23.0%
12/17/96     Allmerica Property & Casualty     Allmerica Financial Corp            59.3%        816.9   15.8%    12.8%        15.3%
 9/20/96     Lloyds Abbey Life PLC             Lloyds TSB Group PLC                62.6%      2,590.0    7.3%     9.0%        13.0%
 8/26/96     Bankers Life Holding              Conseco Inc                         88.4%        120.8   14.9%    10.5%        10.5%
 5/27/96     SyStemix Inc                      Novartis AG                         67.8%        107.6    4.7%    69.6%        59.2%
 8/25/95     GEICO Corp                        Berkshire Hathaway                  52.6%      2,349.2   25.6%    23.1%        25.8%
 7/20/95     BTR Nylex Ltd                     BTR PLC                             62.6%      3,290.0   36.9%    26.8%        27.2%
 5/19/95     Bic Corp                          BIC SA                              79.0%        212.6   13.3%    12.5%        30.1%
 4/20/95     Rothams International PLC         Cie Financiere Richemont AG         61.0%      2,600.0   28.1%    25.8%        31.6%
  4/7/95     LIN Broadcasting Corp             McCaw Cellular Communications       52.0%      3,209.4    6.9%     6.7%         1.3%
  4/5/95     Club Med Inc                      Club Mediterranee SA                67.0%        153.4   41.4%    39.9%        43.8%
                                               -------------------------------------------------------------------------------------
                                               Maximum                             88.4%                60.4%    69.6%        68.9%
                                               Mean                                65.0%                20.7%    24.2%        27.8%
                                               Median                              62.6%                15.8%    23.1%        26.6%
                                               Minimum                             50.6%                 0.4%     0.5%        (0.3%)
                                               -------------------------------------------------------------------------------------

---------------------------------------
Source: Securities Data Company.


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                     -----------------------------------------------------------

Valuation of JRM
--------------------------------------------------------------------------------
Analysis of Comparable Acquisition Transactions
(Dollars in Millions)

Announcement                                                              Adjusted            Adjusted Market       Market Value/LTM
    Date                          Target/Buyer                          Market Value         Value/LTM EBITDA           Earnings
------------        ----------------------------------------------      ------------         ----------------       ----------------
  01/11/99          Pool Energy/Nabors Industries                           $518                    5.5x                  14.6x
  06/18/98          Camco/Schlumberger                                     3,287                   14.0                   28.9
  05/11/98          Western Atlas/Baker Hughes                             6,526                   10.3                   47.1
  03/04/98          Weatherford/EVI                                        2,789                    8.7                   22.8
  02/26/98          Dresser Industries/Halliburton Company                 8,404                    9.7                   24.1
  01/20/98          Wilson Industries/Smith International                    483                   12.1                   20.9
  12/18/97          Tidewater Compression/Castle Harlan                      360                    8.8                   N.A.
  05/14/97          Dreco Energy Services/National-Oilwell                   344                   15.9                   33.9
  04/17/97          Drilex/Baker Hughes                                      128                   10.1                   N.M.
  02/27/97          Production Operators Corp./Camco International           602                   13.2                   30.6
  02/26/97          Petrolite/Baker Hughes                                   693                   17.5                   37.3
  07/01/96          Landmark Graphics/Halliburton Company                    553                   37.6*                  N.M.
  04/03/96          NOWSCO Well Service Ltd./BJ Services Company           C$796                   12.8                   37.3
  01/04/96          Drexel Oilfield Services/Tuboscope Vetco Int'l.          136                    6.8                   11.7
  11/20/95          Hornbeck/Tidewater                                       277                   12.0                   39.5
  06/26/95          Enterra/Weatherford                                      660                   10.1                   36.8
  09/13/94          Western Co./BJ Services Company                          519                   13.9                   N.M.
  10/18/94          Halliburton Compression/Tidewater                        205                    8.0                   19.2
  04/18/94          Total Energy Services/Enterra                            330                   10.5                   24.8
  05/23/94          Wheatley TXT/Dresser Industries                          225                   11.1                   23.5
  09/10/93          Baroid Corp./Dresser Industries                        1,018                    8.4                   27.2
                                                                           ----------------------------------------------------
                                                                           Maximum                 17.5x                  47.1x
                                                                           Mean                    11.0x                  28.1x
                                                                           Median                  10.4x                  26.0x
                                                                           Minimum                  5.5x                  11.7x
                                                                           ----------------------------------------------------

---------------------------------------
* Excluded from Summary Multiples.


[LOGO] Merrill Lynch
                     -----------------------------------------------------------

Valuation of JRM
--------------------------------------------------------------------------------
Discounted Cash Flow Analysis
(Dollars in Millions, except Per Share Amounts)

                                                                          Projected FYE March 31 (a)
                                              FYE        ------------------------------------------------------------       '99-'04
                                              1999         2000         2001         2002         2003         2004         Average
                                            --------     --------     --------     --------     --------     --------      --------
Sales                                       $1,293.0       $852.0     $1,218.0     $1,236.3     $1,304.8     $1,428.7
EBITDA                                         192.2         78.9         91.0        126.6        163.7        204.9       $142.9
Equity/Other Income                            (22.3)        15.3         11.5         11.5         11.5         11.5
                                            --------     --------     --------     --------     --------     --------
      Adjusted EBITDA                          169.9         94.2        102.6        138.1        175.2        216.4       $149.4
Less: Depreciation                             (45.4)       (53.9)       (46.2)       (49.5)       (52.2)       (57.1)
                                            --------     --------     --------     --------     --------     --------
EBITA                                          124.5         40.3         56.3         88.6        123.0        159.3
Less: Taxes @ 40.0%                            (49.8)       (16.1)       (22.5)       (35.5)       (49.2)       (63.7)
                                            --------     --------     --------     --------     --------     --------
Tax-effected EBITA                              74.7         24.2         33.8         53.2         73.8         95.6

Plus: Depreciation                              45.4         53.9         46.2         49.5         52.2         57.1
Plus: Deferred Taxes                             0.0          0.0          0.0          0.0          0.0          0.0
Less: Capital Expenditures                    (100.1)      (103.4)       (80.6)       (49.5)       (52.2)       (57.1)
Less: Changes in Working Capital               (58.0)        10.0         23.0          4.5          5.1          9.3
                                            --------     --------     --------     --------     --------     --------
Free Cash Flow                                ($38.0)      ($15.4)       $22.3        $57.7        $79.0       $104.8

Assumption:
Net Income                                    $114.7        $45.0        $56.9        $81.0       $103.5       $127.6        $88.1
EPS                                            $2.51        $1.00        $1.27        $1.80        $2.30        $2.84        $1.95

--------------------------------------------------------------------------------
                           Equity Value Per Share (b)
--------------------------------------------------------------------------------
                                     Terminal Value EBITDA Multiple
                      ----------------------------------------------------------
Discount Rate          6.0x                    7.0x                       8.0x
-------------         ------                  ------                     -------
    10.0%             $26.18                  $28.24                     $30.30
    11.0%              25.49                   27.46                      29.44
    12.0%              24.85                   26.73                      28.61
--------------------------------------------------------------------------------

---------------------------------------
(a) Projections through FYE 2001 provided by management, extrapolated by Merrill Lynch IBK thereafter.
(b) Assumes net cash of $454.7 million, including $100 million for product liabilities, and 45.0 million shares outstanding.


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                     -----------------------------------------------------------

--------------------------------------------------------------------------------

                                Valuation of MII

--------------------------------------------------------------------------------

Valuation of MII
--------------------------------------------------------------------------------
Summary Valuation of MII (a)

[The omitted bar chart shows the values derived from the analyses described below to be as follows:

                                                           Low         High
    Valuation Parameter             Methodology           Value        Value
----------------------------    -------------------     ---------    ---------

52 Week High/Low Share Prices           --               $19.25        $43.94

Publicly Traded Comparable         11.0x - 13.0x         $19.75        $23.00
Company Trading Analysis --        FYE 2000 EPS
Management Case                     EPS of $1.76

Publicly Traded Comparable         11.0x - 13.0x         $20.25        $23.75
Company Trading Analysis --        FYE 2000 EPS
Street Case                          of $1.83

Break-Up Valuation               Sum-of-Parts Based      $29.00        $29.00
                                    On FYE 2000
                                 EBITDA Multiples

Discounted Cash Flow Analysis      Sum of DCF Values     $27.75        $33.75]
                                for MII - ex JRM and
                                       MII
                                 Ownership of JRM

--------------------------------------------------------------------------------
               5/15/98    11.0x - 13.0x         Sum-of-Parts       Sum of DCF
Methodology               FYE 2000 EPS        Based on FY 2000   Values for MII-
                9/3/98   of $1.76 (Mgmt.)     EBITDA Multiples   ex JRM and MII
                         and $1.83 (Street)                     ownership of JRM
--------------------------------------------------------------------------------

---------------------------------------
(a) Assumes 60.0 million shares outstanding.


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                     -----------------------------------------------------------

Valuation of MII
--------------------------------------------------------------------------------
Contribution to MII Valuation (a)

[The omitted bar chart depicts the contribution to the valuationof MII by each of MII and JRM under the following methodologies:

                                         MII ex-JRM
      Methodology                        Valuation/%           JRM Valuation/%
-----------------------              -------------------     -------------------

Current Share Price                      $8.66/42%               $12.03/58%

Break-Up Valuation                        16.25/56                12.75/44

Discounted Cash Flow Analysis             16.50/54                14.00/46]


---------------------------------------
(a) Assumes 60.0 and 45.0 million shares outstanding for MII and JRM, respectively; assumes MII owns 30.4 million JRM shares.
(b)   Represents the mid-point of the discounted cash flow valuation range.


[LOGO] Merrill Lynch
                     -----------------------------------------------------------

Valuation of MII
--------------------------------------------------------------------------------
JRM Contribution Analysis
(Amounts in Millions, except Per Share Amounts)

                                                                    Value Per
                                                    Amount          MII Share
                                                    ------          ---------
JRM Current Share Price (1/29/99)                   $23.75
JRM Market Value (a)                                $1,069
JRM Shares Owned by MII (b)                           30.4
Market Value of JRM Investment                        $722           $12.03

MII Current Market Value (1/29/99) (c)              $1,241           $20.69

Implied MII - ex JRM Market Value                     $519            $8.66
% of MII Market Value Contributed by JRM              58.0%

---------------------------------------
(a) Assumes 45.0 million JRM shares outstanding (including 5.7 million convertible preferred shares).
(b) Includes 5.7 million JRM convertible preferred shares, represents 68% of ownership of JRM.
(c)   Assumes 60.0 million MII shares outstanding.


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                     -----------------------------------------------------------

Valuation of MII
--------------------------------------------------------------------------------
Preliminary Break-up Valuation
(Dollars in Millions, except Per Share Amounts)

                                          MII ex-JRM-Projected Year Ending March 31, 2000
                                  -----------------------------------------------------------------                  ------------
                                     B&W         Gov't         Hudson                                                    MII
                                  Power Co.       Ops         Products          E&C           Total         JRM      Consolidated
                                  ---------       ---         --------          ---           -----         ---      ------------
EBITDA                               $97                                                       $158           $79        $237
Equity and Other Income                5                                                          9            15          24
                                    ----                                                     ------        ------      ------
Total Cash Flow                     $102           $49            $9              $7           $167           $94        $261
Valuation Multiple                  6.0x          5.0x          5.0x            4.0x           5.6x          7.0x        6.1x
                                    ----          ----          ----            ----         ------        ------      ------
Enterprise Value                    $612          $245           $45             $28           $930          $658      $1,588

Plus: Cash & Investments (a)                                                                    588           800       1,388
Less: Debt                                                                                     (359)         (245)       (604)
Product Liability (b)                                                                          (185)         (100)       (285)
JRM Minority Interest (c)                                                                        --            --        (352)
                                                                                             ------        ------      ------
Net Equity Value                                                                               $974        $1,113      $1,735

Shares Outstanding                                                                             60.0          45.0        60.0
Value Per Share                                                                              $16.23        $24.73      $28.92

Current Share Price (1/29/99)                                                                              $23.75      $20.69
Difference                                                                                                      4%         40%
                                                                                                                     ------------

---------------------------------------
(a) Assumes CAFCO program is terminated (reduces B&W Power Co. cash balance by $55 million).
(b) For B&W Power Co. the $185 product liability represents the present value of after-tax net cash flow payments related to asbestos.
(c) Assumes JRM public shareholders own 14.6 million shares of JRM at $23.75 per share.


[LOGO] Merrill Lynch
                     -----------------------------------------------------------

Valuation of MII
--------------------------------------------------------------------------------
Discounted Cash Flow Analysis - MII Excluding JRM
(Dollars in Millions, except Per Share Amounts)

                                                                    Projected FYE March 31 (a)
                                                   ------------------------------------------------------------
                                         FYE
                                        1999         2000         2001         2002         2003         2004
                                      --------     --------     --------     --------     --------     --------
Sales                                 $1,625.0     $2,031.3     $2,071.9     $2,154.8     $2,219.4     $2,297.1
EBITDA                                   106.1        148.3        185.3        182.5        190.9        201.1
Equity/Other Income                       36.4          5.0          6.0          6.0          6.0          6.0
                                      --------     --------     --------     --------     --------     --------
      Adjusted EBITDA                    142.5        153.3        191.3        188.6        197.0        207.0
Less: Depreciation                       (35.2)       (34.4)       (30.3)       (30.2)       (31.1)       (32.2)
                                      --------     --------     --------     --------     --------     --------
EBITA                                    107.3        118.9        161.0        158.4        165.9        174.9
Less: Taxes @ 38.0%                      (40.8)       (45.2)       (61.2)       (60.2)       (63.0)       (66.5)
                                      --------     --------     --------     --------     --------     --------
Tax-effected EBITA                        66.5         73.7         99.8         98.2        102.8        108.4

Plus: Depreciation                        35.2         34.4         30.3         30.2         31.1         32.2
Plus: Deferred Taxes                      (0.7)        (0.1)        (0.1)         0.0          0.0          0.0
Less: Capital Expenditures               (34.1)       (38.2)       (38.9)       (39.9)       (41.1)       (42.5)
Less: Changes in Working Capital         114.5        (31.5)       (12.2)         0.4         (2.3)        (2.7)
                                      --------     --------     --------     --------     --------     --------
Free Cash Flow                          $181.5        $38.3        $78.8        $88.9        $90.6        $95.4

Net Income                               $73.2        $74.2        $95.5        $97.1       $105.6       $115.1
EPS                                      $1.22        $1.24        $1.59        $1.62        $1.76        $1.92

--------------------------------------------------------------------------------
                           Equity Value Per Share (b)
--------------------------------------------------------------------------------
                                  Terminal Value EBITDA Multiple
                       -------------------------------------------------------
Discount Rate           5.0x                   5.5x                      6.0x
-------------          ------                 ------                    ------
    10.0%              $16.24                 $17.31                    $18.38
    11.0%               15.63                  16.66                     17.68
    12.0%               15.05                  16.03                     17.01
--------------------------------------------------------------------------------

---------------------------------------
(a) Projections through 2001 provided by management, extrapolated by Merrill Lynch IBK thereafter.
(b) Assumes 60.0 million shares outstanding; net cash as of 3/31/99 of $43.9 million including $185 million for PV of asbestos liabilities.


[LOGO] Merrill Lynch
                     -----------------------------------------------------------

Valuation of MII
--------------------------------------------------------------------------------
Discounted Cash Flow Analysis - MII Including JRM
(Amounts in Millions, except Per Share Amounts)

                                                      Low     Mid-Point    High
                                                    ------     ------     ------
Value per JRM Share                                 $24.85     $27.46     $30.30

JRM Shares Owned by MII                               30.4       30.4       30.4
                                                    ------     ------     ------
Implied Value of JRM Investment                      755.4      834.7      921.1

Implied Value per MII Share (a)                     $12.59     $13.91     $15.35

Value of MII ex JRM Share                           $15.05     $16.66     $18.38
                                                    ------     ------     ------

Combined Value                                      $27.64     $30.57     $33.73
                                                    ======     ======     ======

---------------------------------------
(a) Assumes 60.0 million MII shares outstanding.


[LOGO] Merrill Lynch
                     -----------------------------------------------------------

Valuation of MII
--------------------------------------------------------------------------------
Comparable Company Analysis
(Dollars in Millions, except Per Share Amounts)

                                                                   Enterprise Value       Market Value
                                                                   as a Multiple of     as a Multiple of
                                         Market       Enterprise      Calendar              Calendar
                                       Value (a)        Value      1998E EBITDA (a)       1999E EPS (b)
                                       ---------        -----      ----------------       -------------
Babcock Int'l Group (UK)                  $197           $239           4.8x                  7.4x

Jacobs Engineering                       1,075            990           8.8x                 16.3x

Fluor Corporation                        2,870          3,185           4.4x                 12.1x

Litton Industries                        2,584          3,616           6.9x                 12.4x

Foster Wheeler                             522          1,400           5.9x                  7.2x
                                                                   ----------------       -------------

Mean                                        --             --           6.2x                 11.1x

-------------------------------------------------------------------------------------------------------
MII (c)

      Research Estimates                $1,241           $958             NM                 11.3x
           Amounts                                                        --                 $1.83

      Management Estimates              $1,241           $958           3.1x                 11.8x
           Amounts                                                    $312.4                 $1.76
-------------------------------------------------------------------------------------------------------

---------------------------------------
(a)   EBITDA projections based on various equity research reports.
(b)   Stock prices and First Call EPS projections as of 1/29/99.
(c) Assumes FYE 1999 EBITDA and FYE 2000 EPS estimates, as a proxy for calendar 1998E EBITDA and calendar 1999E EPS, respectively.


[LOGO] Merrill Lynch
                     -----------------------------------------------------------

--------------------------------------------------------------------------------

                             Financial Consequences

--------------------------------------------------------------------------------

Financial Consequences
--------------------------------------------------------------------------------
MII and JRM Historical Stock Price Performance, from 1/2/96 to Present

--------------------------------------------------------------------------------
                                                          Cumulative Returns
                                                          ------------------
                                                        MDR                JRM
                                                        ---                ---
--------------------------------------------------------------------------------
3 Years                                                 7.7%              40.4%
2 Years                                                17.6%               3.2%
1 Year                                                (34.1%)            (33.2%)
Six Months                                            (18.7%)            (17.1%)
Three Months                                          (26.3%)            (28.1%)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                         Average Share Price
                                                         -------------------
                                                        MDR                JRM
                                                        ---                ---
--------------------------------------------------------------------------------
3 Years                                               $26.58             $30.21
2 Years                                                30.10              33.56
1 Year                                                 31.26              34.42
Six Months                                             25.44              28.05
Three Months                                           26.03              26.80
Current                                                20.69              23.75
--------------------------------------------------------------------------------

                 [The omitted graphic displays the three year
          MII and JRM performance index as shown in the chart above]


[LOGO] Merrill Lynch
                     -----------------------------------------------------------

Financial Consequences
--------------------------------------------------------------------------------
One and Three Year Implied Ratio Based on Historical Market Prices

                            One Year Exchange Ratio

--------------------------------------------------------------------------------
                                                  Average

                     Current::                     1.15x
                     1 Month:                      1.05
                     3 Month:                      1.03
                     6 Month:                      1.11
                     1 Year:                       1.11
--------------------------------------------------------------------------------

                                     Mean:
                                     1.11x

[The omitted line chart depicts the historical exchange ratios based on the closing stock prices of MII and JRM over the past year:


                       Date              Exchange Ratio
                ------------------     ------------------

                     01/29/98                1.1282

                     03/06/98                1.1161

                     04/12/98                1.0710

                     05/18/98                1.0939

                     06/24/98                1.1243

                     07/30/98                1.1002

                     09/05/98                1.2704

                     10/11/98                1.1894

                     11/17/98                1.0830

                     12/23/98                0.9798

                     01/29/99                1.1479]


                           Three Year Exchange Ratio

--------------------------------------------------------------------------------
                     High (10/29/96):              1.63x
                     Low (2/13/98):                0.83
                     Average:                      1.14
--------------------------------------------------------------------------------

                                     Mean:
                                     1.14x

[The omitted line chart depicts the historical exchange ratios based on the closing stock prices of MII and JRM over the past three years:


                       Date              Exchange Ratio
                ------------------     ------------------

                     01/02/98                0.8547

                     04/23/96                1.0756

                     08/13/96                1.1796

                     12/03/96                1.4126

                     03/26/97                1.0739

                     07/16/97                1.0513

                     11/05/97                1.1632

                     02/26/98                1.0756

                     06/18/98                1.0667

                     10/08/98                1.2096

                     01/29/99                1.1479]



[LOGO] Merrill Lynch
                     -----------------------------------------------------------

Financial Consequences
--------------------------------------------------------------------------------
Principal Assumptions

      o Based on management projections MII and JRM are expected to earn the following amounts per share:

                                      FY 1999          FY 2000          FY 2001
                                      -------          -------          -------

                  MII                  $2.42            $1.76            $2.28
                  JRM                  $2.51            $1.00            $1.27

      o     Pre-tax combination benefits of $5.0 million per year

      o     Tax rate of 38%

      o Goodwill is amortized over 15 years and is not deductible for tax purposes


[LOGO] Merrill Lynch
                     -----------------------------------------------------------

Financial Consequences
--------------------------------------------------------------------------------
Overview of Potential Transaction
(Amounts in Millions, except Per Share Amounts)

Implied Offer Price per JRM Share (a)                                    $28.75

Premium to 1 Year Average Exchange Ratio of 1.10x                          4.6%

Aggregate Offer Value to JRM Public Shareholders (b)                      $420

MII Shares to be Issued (c)                                               14.6

Goodwill Created                                                          $176

Annual Goodwill Amortization (30 years)                                     $6

      Existing MII Shareholders' Pro Forma Ownership(c)                   78.1%

      Former JRM Public Shareholders' Pro Forma Ownership(c)              21.9%

      FY 2000 Dilution (d)                                               (13.8%)

      FY 2001 Dilution (d)                                               (13.5%)

---------------------------------------
(a)   Based on 4/6/99 closing stock price of $25.00 for MII.
(b)   Assumes 14.6 million JRM shares held by public.
(c) Assumes 100% stock offer and MII closing stock price of $25.00 as of 4/6/99.
(d)   Based on 60.0 million MII Shares outstanding prior to the transaction.


[LOGO] Merrill Lynch
                     -----------------------------------------------------------

Financial Consequences
--------------------------------------------------------------------------------
Overview of Potential Alternate Transaction Structures
(Amounts in Millions, except Per Share Amounts)

      o Set forth in the table below is an overview of some potential transaction structures available to MII as a counter offer to JRM's offer.

            o In each case, the amount of stock issued is assumed to remain constant at 1.15 shares of MII for each share of JRM

                  - The difference in that value per share and the total offer value per share is assumed to be made up for using cash

                                                           Exchange Ratio
                                --------------------------------------------------------------------
                                1.150x     1.175x    1.200x    1.225x    1.250x    1.275x    1.300x
                                -------    -------   -------   -------   -------   -------   -------
Per Share Value(a)              $ 28.75    $ 29.38   $ 30.00   $ 30.63   $ 31.25   $ 31.88   $ 32.50

   Value of Stock                 28.75      28.75     28.75     28.75     28.75     28.75     28.75

   Value of Cash                     --       0.63      1.25      1.88      2.50      3.12      3.75

Premium to "Adjusted"              (1.7%)      0.4%      2.6%      4.7%      6.8%      8.1%     11.1
   JRMPrice of $29.25

Premium to One Year                 4.5%       6.8%      9.1%     11.4%     13.6%     15.9%     18.2%
   Historical Exchange Ratio

Aggregate Offer Value(6)        $ 419.8    $ 428.9   $ 438.0   $ 447.1   $ 456.3   $ 465.4   $ 474.5
   Cash Employed                               9.1      18.3      27.4      36.5      45.6      54.8


---------------------------------------
(a) Based on MII closing stock price of $25.00 per share as of April 6, 1999.


[LOGO] Merrill Lynch
                     -----------------------------------------------------------

Financial Consequences
--------------------------------------------------------------------------------
Sensitivity Analysis - Overview of Potential Transaction
(Amounts in Millions, except Per Share Amounts)

                                                    Premium to Current JRM Share Price (a)
                                              --------------------------------------------------
                                                5%         10%        15%        20%        25%
                                              ------     ------     ------     ------     ------
Offer Price per JRM Share                     $24.94     $26.13     $27.31     $28.50     $29.69

Implied Exchange Ratio                         1.21x      1.26x      1.32x      1.38x      1.44x

Premium to 1 Year Average Implied Exchange
   Ratio of 1.105x                                10%        14%        19%        25%        30%

Aggregate Offer Value to JRM Public
   Shareholders (b)                             $364       $381       $399       $416       $433

MII Shares to be Issued (c)                     17.6       18.4       19.3       20.1       21.0

Pro Forma Ownership (d)

   Existing MII Shareholders                    77.3%      76.5%      75.7%      74.9%      74.1%

   Former JRM Public Shareholders               22.7%      23.5%      24.3%      25.1%      25.9%

---------------------------------------
(a)   Based on 1/29/99 closing stock price of $23.75 for JRM.
(b)   Assumes 14.6 million JRM shares held by public.
(c) Assumes 100% stock offer and MII closing stock price of $20.69 as of 1/29/99.
(d)   Based on 60.0 million MII Shares outstanding prior to the transaction.


[LOGO] Merrill Lynch
                     -----------------------------------------------------------

Financial Consequences
--------------------------------------------------------------------------------
Overview of Potential Transaction
(Dollars in Millions, except Per Share Amounts)

      Offer Price per JRM Share                                         $27.31
      Premium to Current JRM Share Price                                    15%
      Implied Offer Value for 100% of JRM                               $1,229
      Implied Transaction Value for 100% of JRM (a)                       $774

      Implied EPS Multiples                                  Amount
      ---------------------                                  ------

      FY 2001 EPS Management                                  $1.27      21.5x
      FY 2001 EPS First Call (b)                               1.78      15.3x
      FY '99-'01 Average EPS                                   1.42      19.2x
      "Normalized" EPS                                         2.00      13.7x

      Implied EBITDA Multiples (b)
      ----------------------------

      FY 1999 EBITDA Management                                $170       4.6x
      FY '99-'01 Average EBITDA                                 122       6.3x
      "Normalized" EBITDA (c)                                   138       5.6x

---------------------------------------
(a) Assumes net cash of $455 million (as of 3/31/99), including PV of product liabilities ($100 million).
(b)   First Call estimates as of January 29, 1999.
(c) "Normalized" EBITDA (including equity and other income) represents average EBITDA for FYE 1996-2001 (excluding non-recurring items) based on historical results and management projections.


[LOGO] Merrill Lynch
                     -----------------------------------------------------------

Financial Consequences
--------------------------------------------------------------------------------
Sensitivity Analysis - Overview of Potential Transaction
(Dollars in Millions, except Per Share Amounts)

                                                                         Premium to Current JRM Share Price
                                                              --------------------------------------------------------
                                                                5%          10%          15%          20%         25%
                                                              ------      ------       ------       ------      ------
Offer Price per JRM Share                                     $24.94      $26.13       $27.31       $28.50      $29.69
Implied Offer Value for 100% of JRM                           $1,122      $1,176       $1,229       $1,283      $1,336
Implied Transaction Value for 100% of JRM (a)                   $667        $721         $774         $828        $881

Implied EPS Multiples                           Amount
---------------------                           ------
FY 2001 EPS Management                           $1.27         19.7x       20.6x        21.5x        22.5x       23.5x
FY 2001 EPS First Call (b)                       $1.78         14.0x       14.7x        15.3x        16.0x       16.7x
FY '99-'01 Average EPS                           $1.42         17.6x       18.4x        19.2x        20.1x       20.9x
"Normalized" EPS                                 $2.00         12.5x       13.1x        13.7x        14.3x       14.8x

Implied EBITDA Multiples (b)
----------------------------

FY 1999 EBITDA Management                         $170          3.9x        4.2x         4.6x         4.9x        5.2x
FY 1999 EBITDA Research                           $148          4.5x        4.9x         5.2x         5.6x        6.0x
FY '99-'01 Average EBITDA                         $122          5.5x        5.9x         6.3x         6.8x        7.2x
"Normalized" EBITDA (c)                           $138          4.8x        5.2x         5.6x         6.0x        6.4x

---------------------------------------
(a) Assumes net cash of $455 million (as of 3/31/99), including PV of product liabilities ($100 million).
(b)   First Call estimates as of January 29, 1999.
(c) "Normalized" EBITDA (including equity and other income) represents average EBITDA for FYE 1996-2001 (excluding non-recurring items) based on historical results and management projections.


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

Financial Consequences
--------------------------------------------------------------------------------
FY 2000 Pro Forma Income Statement Impact to MII - 100% Stock Offer @ 15%
Premium
(Dollars in Millions, except Per Share Amounts)

                                            MII         Transaction      MII
                                        Standalone      Adjustments   Pro Forma
                                        ----------      -----------   ---------

Revenues                                  $2,883                       $2,883

EBITDA                                       227             $5           232

Depreciation & Amortization                   94             12           106
                                        ----------      -----------   ---------

EBIT                                         133             (7)          126

Net Interest Income                           13                           13

Minority Interest                            (20)            20             0

Other                                         20                           20
                                        ----------      -----------   ---------

Pre-tax Income                               147             12           159

Taxes                                         41              2            43
                                        ----------      -----------   ---------

Net Income                                  $106            $10          $116
                                        ==========      ===========   =========

Shares Outstanding                          60.0           19.3          79.3

Earnings Per Share                         $1.76                        $1.46

      Accretion/(Dilution)                                               (17%)

---------------------------------------
(a) Assumes 15 year amortization of new goodwill.


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

Financial Consequences
--------------------------------------------------------------------------------
Pro Forma EPS Impact to MII - 100% Stock Offer With Synergies

                                                    EPS Accretion/(Dilution) (a)              2001 EPS Dilution
                                           --------------------------------------------             if JRM
                                            1999E              2000E              2001E        EPS is $2.00 (b)
                                            -----              -----              -----        ----------------
$24.94 Offer Price (5% premium)             (1.6%)            (13.4%)            (13.0%)             (8.5%)

$26.13 Offer Price (10% premium)            (3.3%)            (15.1%)            (14.6%)            (10.1%)

$27.31 Offer Price (15% premium)            (4.9%)            (16.8%)            (16.1%)            (11.6%)

$28.50 Offer Price (20% premium)            (6.5%)            (18.5%)            (17.6%)            (13.0%)

$26.69 Offer Price (25% premium)            (8.0%)            (20.2%)            (19.1%)            (14.5%)

---------------------------------------------------------------------------------------------------------------
MII Standalone - Management                $2.42              $1.76              $2.28              $2.67
---------------------------------------------------------------------------------------------------------------

---------------------------------------
(a) Assumes $5 million of pre-tax synergies; 14.6 million JRM shares held by public; and 15 year amortization of new goodwill.
(b)   Assumes JRM standalone FYE 2001 EPS is $1.27.


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

Financial Consequences
--------------------------------------------------------------------------------
Sensitivity Analysis - FY2000 EPS Accretion/(Dilution) - With Synergies (a)

                                         Premium to Current JRM Share Price
                                ----------------------------------------------------
                                  5%         10%        15%        20%        25%
                                ------     ------     ------     ------     ------
Offer Price per JRM Share       $24.94     $26.13     $27.31     $28.50     $29.69

Implied Exchange Ratio           1.21x      1.26x      1.32x      1.38x      1.44x

Goodwill Amortization Period:

                                ----------------------------------------------------
15 Years                         (13.4%)    (15.1%)    (16.8%)    (18.5%)    (20.2%)
                                ----------------------------------------------------

20 Years                         (11.5%)    (13.1%)    (14.7%)    (16.2%)    (17.6%)

30 Years                          (9.7%)    (11.1%)    (12.5%)    (13.8%)    (15.1%)

40 Years                          (8.8%)    (10.1%)    (11.4%)    (12.6%)    (13.8%)

---------------------------------------
(a) Assumes pre-tax synergies of $5 million.


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

Financial Consequences
--------------------------------------------------------------------------------
March 31, 1999 Pro Forma Balance Sheet Impact to MII - 100% Stock Offer @ 15%Premium
(Dollars in Millions)

                                    MII
                                 Standalone       Adjustments      MII Pro Forma
                                 ----------       -----------      -------------
Assets

Cash                                $209.3                             $209.3
Net Working Capital                  (23.2)                             (23.2)
Net PP&E                             481.2                              481.2
Goodwill                             110.7           $183.3             294.0
Investment Portfolio               1,123.7                            1,123.7
Other                                931.7                              931.7
                                 ----------       -----------      -------------

Total Assets                      $2,833.4           $183.3          $3,016.7
                                 ==========       ===========      =============

Liabilities and Equity
Total Debt                          $604.4                             $604.4
Minority Interest                    215.5          ($215.5)              0.0
Other Liabilities                  1,121.8                            1,121.8
Equity                               891.7            398.8           1,290.5
                                 ----------       -----------      -------------

Total Liabilities & Equity        $2,833.4           $183.3          $3,016.7
                                 ==========       ===========      =============


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

Financial Consequences
--------------------------------------------------------------------------------
Pro Forma Shareholder Profile

                                                            Implied Exchange Ratio/Offer Price
                                                            ----------------------------------
                                                                 1.21x             1.44x
                                               MII            5% Premium        25% Premium
                                            Standalone          $24.94             $29.69
                                            ----------        ----------        -----------
Top Institutional Shareholders (a)

Prudential Ins.                               13.7%              12.7%              12.6%
Soros Fund Management                          9.1%               7.1%               6.8%
Fidelity Management & Resources                6.2%               5.5%               5.5%
Lynch & Mayer                                  4.5%               5.1%               5.2%
ICM Asset Management                           2.9%               2.1%               2.1%
Neuberger & Berman Management                  2.8%               2.1%               2.1%
Franklin Resources                             2.8%               2.1%               2.1%
Barclays Bank                                  2.8%               2.1%               2.1%
Crabbe Huson Group                             2.3%               1.8%               1.7%
Mass Mutual Life Ins                           2.0%               1.5%               1.5%
Aeltus Investment Management                   1.9%               1.5%               1.4%
State Street                                   1.8%               2.1%               2.1%
Mellon Bank                                    1.7%               1.3%               1.3%
T. Rowe Rice                                   1.4%               1.1%               1.0%
Duquesne Capital Management                    1.3%               1.4%               1.4%

Wellington Management                           --                3.4%               3.8%
Brahman Capital Corp.                           --                1.6%               1.8%
                                            ----------        ----------        -----------
      Subtotal                                57.2%              54.9%              54.6%
Other Institutional Holdings                  26.5%              28.3%              28.6%
                                            ----------        ----------        -----------
      Total Institutional Holdings            83.7%              83.2%              83.1%

Management & Directors (b) (c)                 1.3%               1.2%               1.2%

Public                                        15.0%              15.6%              15.7%
                                            ----------        ----------        -----------

Total Primary Shares Outstanding             100.0%             100.0%             100.0%
                                            ==========        ==========        ===========

-------------------------------------------------------------------------------------------
Total Primary Shares Outstanding (mm)         60.0               77.6               81.0
-------------------------------------------------------------------------------------------

---------------------------------------
(a)   Source: CDA/Spectrum run for quarter ending December 31, 1998.
(b) Source: JRM Proxy Statement dated July 1, 1998; excludes shares subject to exercise of stock options and conversion of preferred stock.
(c) Source: MII Proxy Statement dated July 6, 1998. Excludes shares subject to exercise of stock options.


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